UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2009 (Date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

30 Ossipee Road

Newton, MA  02464

(Address of principal executive offices)

Telephone: (617) 969-5452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2009, Microfluidics International Corporation, a Delaware corporation (the “Company”), and Global Strategic Partners, LLC (the “Investor”) executed Amendment No. 2 to Registration Rights Agreement, Amendment No. 2 to Debenture and Warrant Purchase Agreement, and Amendment No. 1 to Security Agreement (the “Amendment”). The Amendment modifies certain terms of agreements entered into by the parties in connection with the November 14, 2008 issuance by the Company to the Investor of a convertible debenture and a common stock purchase warrant. Under the terms of the Amendment, the Company has no current obligation to register the shares underlying each of the debenture and the warrant. Accordingly, on March 17, 2009, the Company formally withdrew a Registration Statement which had previously been filed with the Securities and Exchange Commission relating to such underlying shares.

 Item 9.01 Financial Statements and Exhibits.

(d)           The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

10.1

Amendment No. 2 to Registration Rights Agreement, Amendment No. 2 to Debenture and Warrant Purchase Agreement, and Amendment No. 1 to Security Agreement dated as of March 11, 2009 by and between Microfluidics International Corporation and Global Strategic Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2009	MICROFLUIDICS INTERNATIONAL CORPORATION

By: /s/ Brian E. LeClair
	Name:	Brian E. LeClair
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 2 to Registration Rights Agreement, Amendment No. 2 to Debenture and Warrant Purchase Agreement, and Amendment No. 1 to Security Agreement dated as of March 11, 2009 by and between Microfluidics International Corporation and Global Strategic Partners, LLC.